                                                                     EXHIBIT G-6


                               CENTERPOINT ENERGY
                               EQUITY PERCENTAGES



                                               2001               2002               2003               2004               2005
(Millions)                                    ACTUAL            FORECAST           FORECAST           FORECAST           FORECAST
                                             ---------          ---------          ---------          ---------          ---------
METHOD 1
--------
Capitalization:
Common Equity                                $ 1,802.0          $ 1,850.1          $ 1,515.0          $ 1,527.0          $ 1,769.6
Trust Preferred                                  706.0              707.4              707.4              707.4              707.4
Debt*                                          8,650.0            9,901.9           10,195.7            8,790.9            8,624.7
Minority Interest                                  9.0               (1.5)             575.2               58.8               56.9
                                             ---------          ---------          ---------          ---------          ---------
Total Capitalization                          11,167.0           12,457.9           12,993.3           11,084.1           11,158.6
Less:  Securitized Debt                         (749.0)            (731.7)            (705.5)            (662.4)          (4,596.9)
                                             ---------          ---------          ---------          ---------          ---------
Adjusted Capitalization                      $10,418.0          $11,726.2          $12,287.8          $10,421.7          $ 6,561.7
                                             =========          =========          =========          =========          =========
TOTAL COMMON EQUITY/CAPITAL                       17.3%              15.8%              12.3%              14.7%              27.0%


METHOD 2
--------
Capitalization:
Common Equity                                $ 1,802.0          $ 1,850.1          $ 1,515.0          $ 1,527.0          $ 1,769.6
Trust Preferred                                  706.0              707.4              707.4              707.4              707.4
Debt*                                          8,650.0            9,901.9           10,195.7            8,790.9            8,624.7
Minority Interest                                  9.0               (1.5)             575.2               58.8               56.9
                                             ---------          ---------          ---------          ---------          ---------
Total Capitalization                         $11,167.0          $12,457.9          $12,993.3          $11,084.1          $11,158.6
                                             =========          =========          =========          =========          =========
TOTAL COMMON EQUITY/CAPITAL                       16.1%              14.9%              11.7%              13.8%              15.9%




*  Includes debt component of ZENS ($123 million)